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                                                                     EXHIBIT 5.1


                               January 30, 1998



                                                                  (202) 639-7120

Board of Directors
Yurie Systems, Inc.
10000 Derekwood Lane
Lanham, Maryland 20706

Gentlemen:

          We are acting as special counsel to Yurie Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-1, of 336,966 shares of the Company's common stock, par value $.01 per share ("Common Stock"), previously issued to the former shareholders (the "Data Labs Shareholders") of Data Labs, Inc., a Delaware corporation ("Data Labs"), pursuant to the Plan and Agreement of Merger between the Company, Data Labs and Nicole Acquisition Corporation, a Delaware corporation, dated December 1, 1997, (the "Merger Agreement"). The shares of Common Stock issued pursuant to the Merger Agreement are referred to as the "Shares." The Shares are being registered pursuant to the Registration Rights Agreement between the Company and the Data Labs Shareholders, dated as of December 1, 1997. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent expressly stated herein, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.
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Board of Directors
January 30, 1998
Page 2


          In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, Data Labs, and other persons.

          Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares that may be offered by the Data Labs Shareholders, were validly issued, and are fully paid and non-assessable.

          The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 relating to the registration of the Shares. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                             By:
                                --------------------------------------
                                         Richard A. Steinwurtzel